United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-A
For registration of certain classes of securities
pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934
ALTUS PHARMACEUTICALS INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation or organization)	04-3573277 (I.R.S. Employer Identification No.)
125 Sidney Street
Cambridge, MA 02139
(Address of Principal Executive Offices) (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this Form relates (if applicable): File No. 333-129037
Securities to be registered pursuant to Section 12(b) of the Exchange Act: None
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.01 par value
(Title of class)

Item 1. Description of The Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
Exhibit Index

Item 1. Description of Registrant’s Securities to be Registered
The description of the Common Stock of the Registrant set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-129037) as filed with the Securities and Exchange Commission on October 17, 2005, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.
Item 2. Exhibits
The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description

1.	Restated Certification of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement.

2.	Restated Certificate of Incorporation of the Registrant, to be effective upon the completion of the offering made under the Registration Statement, incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement.

3.	Second Amended and Restated By-laws of the Registrant, incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement.

4.	Restated By-laws of the Registrant, to be effective upon the completion of the offering made under the Registration Statement, incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement.

5	Specimen common stock certificate, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALTUS PHARMACEUTICALS INC.

By:	/s/ Jonathan I. Lieber

Jonathan I. Lieber
Vice President, Chief Financial Officer and Treasurer

Date: January 11, 2006

Exhibit Index

Exhibit Number	Description

1.	Restated Certification of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement.

2.	Restated Certificate of Incorporation of the Registrant, to be effective upon the completion of the offering made under the Registration Statement, incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement

3.	Second Amended and Restated By-laws of the Registrant, incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement

4.	Restated By-laws of the Registrant, to be effective upon the completion of the offering made under the Registration Statement, incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement.

5	Specimen common stock certificate, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement.